Exhibit 4.3

FIRST AMENDMENT

TO

AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT

TERRAFORM POWER, LLC

This First Amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of TerraForm Power, LLC (the “Company”), dated as of July 23, 2014, and associated Adoption Agreement, dated July 23, 2014 (as amended, the “LLC Agreement”), is entered into as of November     , 2014 (the “Amendment Date”) by and among TerraForm Power, Inc., a Delaware corporation ( “TerraForm Power”), SunEdison Holdings Corporation, a Delaware corporation (“SunEdison”) and R/C US Solar Investment Partnership, L.P., a Delaware limited partnership (“R/C US Solar” and together with TerraForm Power and SunEdison, individually a “Party” and collectively, the “Parties”). Initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the LLC Agreement.

RECITAL

The Parties desire to amend the LLC Agreement, in each case on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definition of “Disqualified Person”. The definition of “Disqualified Person” in the LLC Agreement is replaced in its entirety as follows:

““Disqualified Person” means (a) any federal, state or local government or any possession of the United States (including any political subdivision, agency or instrumentality thereof), (b) any Indian tribal government described in Section 7701(a)(40) of the Code, (c) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (d) any entity referred to in Section 54(j)(4) of the Code, (e) any Person described in Section 50(d)(1) of the Code, (f) any Person described in Treasury Regulations Section 1.48-4(a)(1)(v), (g) any “foreign person or entity” as that term is defined in Section 168(h)(2)(C) of the Code (other than a foreign partnership or foreign pass-through entity), unless (with respect to every property owned by the Company and each partnership or pass-through entity in which the Company has a direct or indirect beneficial interest) such Person is a foreign person or entity that is subject to U.S. federal tax on more than fifty percent (50%) of the gross income for each taxable year derived by such Person from the use of such property and thus qualifies for the exception of Section 168(h)(2)(B) of the Code, (h) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code and any “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code if such entity has not made the election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years), or (i) any partnership or pass-through entity, as such terms are used in Section 168(h)(6)(E) of the Code and the Section 1603 Program Guidance (including a disregarded entity or a foreign partnership or a foreign pass-through entity, but excluding a “real estate investment trust” as defined in Section 856(a) of the Code and a cooperative organization described in Section 1381(a) of the Code, neither of which shall constitute a pass-through entity for purposes of this clause (i)), any direct or indirect partner (or other holder of an equity or profits interest) of which is described in any of clauses (a) through (h) above unless such Person owns such direct or indirect interest in the partnership or pass-through entity through a taxable C corporation (as that term is used in the Section 1603 Program Guidance) that either (i) is not a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code or (ii) is a “tax-exempt controlled entity” that has made an election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years.”

2. Section 3.1(g). The reference to “Exhibit B” in Section 3.1(g) of the LLC Agreement is hereby deleted and “Exhibit C” shall be inserted in lieu thereof.

3. Section 3.2(f). The first sentence of Section 3.2(f) of the LLC Agreement is amended and restated in its entirety as follows:

“If, for any reason, a Class B1 Member becomes a Disqualified Person, each Class B1 Unit held by such Class B1 Member (together with each corresponding share of Class B1 Common Stock held by such Class B1 Member) shall be automatically converted into a share of Class A Common Stock (subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Class B1 Exchange Agreement) without any action on the part of such Class B1 Member, effective immediately before the event or circumstance that results in such Class B1 Member becoming a Disqualified Person (each such conversion, an “Automatic Conversion”).”

4. Exhibit C. Exhibit C attached to this Agreement is hereby inserted as Exhibit C to the LLC Agreement.

5. Representations. Each Party hereby represents and warrants to the other Parties as follows: (a) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Party; (b) it has all requisite power and authority to enter into and carry out the transactions contemplated in this Amendment; (c) this Amendment has been duly executed and delivered by such Party, and is the legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor’s rights generally or by equitable principles; and (d) entry into this Amendment and performance hereof do not require any registration with, consent or approval of, or notice to, or any other action to, with or by and governmental entity or third party except as may be made or obtained as of the date hereof.

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6. Benefit of Agreement. This Amendment is solely for the benefit of the signatories hereto (and their respective successors and assigns), and no other Person shall have any rights under, or because of the existence of, this Amendment.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

8. Captions. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

9. Reference to the LLC Agreement. Any and all notices, requests, certificates and other documents or instruments executed and delivered concurrently with or after the execution and delivery of this Amendment may refer to the LLC Agreement without making specific reference to this Amendment, but all such references shall be deemed to include this Amendment, unless the context shall otherwise require.

10. Effectiveness of the LLC Agreement. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the LLC Agreement, and the Parties hereby ratify and confirm the provisions of the LLC Agreement, as amended in Sections 1, 2, 3, and 4 above. In the event of any conflict between the LLC Agreement and this Amendment, this Amendment shall prevail.

11. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument. Any counterpart may be delivered by facsimile transmission or by electronic communication in portable document format (.pdf), and the Parties agree that their electronically transmitted signatures on this Amendment shall have the same effect as manually transmitted signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Amendment, effective as of the date first written above.

TerraForm Power, Inc.

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	SVP & General Counsel

SunEdison Holdings Corporation

By:
Name:
Title:

R/C US Solar Investment Partnership, L.P.

By: Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By: R/C Renewable Energy GP II LLC, its sole member

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Authorized Person

[SIGNATURE PAGE TO AMENDMENT]

IN WITNESS WHEREOF, the Parties have executed this Amendment, effective as of the date first written above.

TerraForm Power, Inc.

By:
Name:
Title:

SunEdison Holdings Corporation

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Secretary

R/C US Solar Investment Partnership, L.P.

By: Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By: R/C Renewable Energy GP II LLC, its sole member

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Authorized Person

[SIGNATURE PAGE TO AMENDMENT]

Exhibit C

[attached]

[SIGNATURE PAGE TO AMENDMENT]

R/C US SOLAR INVESTMENT PARTNERSHIP, L.P.

GENERAL PARTNER CERTIFICATE

Dated as of

The undersigned, an Authorized Person of Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., a Delaware limited liability company (“Grant GP”), the general partner of R/C US Solar Investment Partnership, L.P. (“R/C US Solar”), does hereby certify the following as of the date hereof and relating to its membership interests in TerraForm Power LLC:

R/C US Solar Structure

1.	R/C US Solar is taxable as a partnership for U.S. federal income tax purposes.

2.	Grant GP is the general partner of R/C US Solar, is a United States person under section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “U.S. Person”), and is taxable as a corporation for U.S. federal income tax purposes. Grant GP is not a tax-exempt controlled entity pursuant to section 168(h)(6)(F)(iii)(I) of the Code (a “Tax-Exempt Controlled Entity”), or is a Tax-Exempt Controlled Entity that has made, or will make (effective for its taxable year that includes July 23, 2014), the election provided by section 168(f)(6)(F)(ii) (an “Electing Tax-Exempt Controlled Entity”).

3.	The limited partners of R/C US Solar are:

Riverstone/Carlyle Renewable and Alternative Energy Fund II-Solar, L.P. (“Fund II Solar”);

Riverstone/Carlyle Renewable and Alternative Energy Fund II-JPM Wind, L.P. (“Fund II-JPM Wind”);

Riverstone Renewable Energy Coinvestment II (Cayman) PR Solar, L.P. (“Riverstone Coinvest”); and

Carlyle US Solar Blocker, L.P. (“Carlyle Blocker”).

Fund II Solar Structure

4.	Fund II Solar is taxable as a partnership for U.S. federal income tax purposes.

5.	Riverstone/Carlyle Renewable Energy Partners II PR, L.P. (“PR GP”) is the general partner of Fund II Solar.

6.	The limited partners of Fund II Solar are:

R/C Solar Blocker II (TE), L.P. (“Blocker TE”);

R/C Solar Blocker II (TE1), L.P. (“Blocker TE1”);

R/C Solar Blocker II (Non-U.S.), L.P. (“Blocker Non-US”); and R/C Solar Blocker II (T), L.P. (“Blocker T”).

7.	Blocker TE is a Delaware limited partnership, is a U.S. Person, and is taxable as a corporation for U.S. federal income tax purposes. Blocker TE is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

8.	Blocker TEl is a Delaware limited partnership, is a U.S. Person, and is taxable as a corporation for U.S. federal income tax purposes. Blocker TE1 is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

9.	Blocker Non-US is a Delaware limited partnership, is a U.S. Person, and is taxable as a corporation for U.S. federal income tax purposes. Blocker Non-US is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

10.	Blocker T is a Delaware limited partnership, is a U.S. Person, and is taxable as a corporation for U.S. federal income tax purposes. Blocker T is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

Fund II-JPM Wind Structure

11.	Fund II-JPM Wind is taxable as a partnership for U.S. federal income tax purposes.

12.	The sole limited partner of Fund II-JPM Wind is R/C Wind Blocker II (JPM), L.P., a Delaware limited partnership which is a U.S. Person and is taxable as a corporation for U.S. federal income tax purposes. PR GP is the general partner of Fund II-JPM Wind. R/C Wind Blocker II (JPM), L.P. is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

Riverstone Coinvest Structure

13.	Riverstone Coinvest is taxable as a partnership for U.S. federal income tax purposes.

14.	The only limited partners of Riverstone Coinvest are Riverstone Renewable Energy Coinvestment II-PR Solar Blocker, L.P. (“Riverstone Coinvest Blocker”) and individuals that are U.S. citizens. Riverstone Coinvest Blocker is a U.S. Person and is taxable as a corporation for U.S. federal income tax purposes. Riverstone Coinvest Blocker is not a Tax-Exempt Controlled Entity, or is en Electing Tax-Exempt Controlled Entity. Riverstone Renewable Energy Coinvestment II GP PR, LLC (“Riverstone Coinvest GP”) is the general partner of Riverstone Coinvest and Riverstone Coinvest GP is a U.S. Person and is taxable as a corporation for U.S. federal income tax purposes. Riverstone Coinvest GP is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

Carlyle Blocker Structure

15.	Carlyle Blocker is a Delaware limited partnership, is a U.S. Person, and is taxable as a corporation for U.S. federal income tax purposes. Carlyle Blocker is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

PR GP Structure

16.	PR GP is taxable as a partnership for U.S. federal income tax purposes. The general partner of PR GP is R/C Renewable Energy GP II PR, LLC, which is a U.S. Person and is taxable as a corporation for U.S. federal income tax purposes. R/C Renewable Energy GP II PR, LLC is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity. The sole limited partner of PR GP is Riverstone/Carlyle Renewable Energy Investment Holdings II PR, L.P. (“ILP”), which is taxable as a partnership for U.S. federal income tax purposes.

17.	The general partner of ILP is R/C Renewable Energy II ILP GP PR, LLC (“ILP GP”), and the only limited partners of ILP are TCG Pattern Investment Holdings (DE), L.P., Riverstone Renewable Capital Partners II-A PR, L.P. (“Riverstone Capital Partners II-A”) and Riverstone Renewable Capital Partners II-B PR (DE), L.P. (“Riverstone Capital Partners II-B”).

18.	Riverstone Capital Partners II-A is taxable as a partnership for U.S. federal income tax purposes.

19.	ILP GP is a U.S. Person and is taxable as a corporation for U.S. federal income tax purposes. ILP GP is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

20.	The general partner of Riverstone Capital Partners II-A is RH RW ILP Corp. which is a U.S. Person taxable as a corporation for U.S. federal income tax purposes. RH RW ILP Corp. is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity. Each limited partner of Riverstone Capital Partners II-A is an individual U.S. citizen or an entity that is a U.S. Person taxable as a corporation for U.S. federal income tax purposes, that is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

21.	Riverstone Capital Partners II-B is a U.S. Person taxable as a corporation for U.S. federal income tax purposes. Riverstone Capital Partners II-B is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

22.	TCG Pattern Investment Holdings (DE), L.P. is a U.S. Person taxable as a corporation for U.S. federal income tax purposes. TCG Pattern Investment Holdings (DE), L.P is not a Tax-Exempt Controlled Entity, or is an Electing Tax-Exempt Controlled Entity.

[signature on next page]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Authorized Person